EXHIBIT 99.3


                          VERSATILE ENTERTAINMENT, INC.
                                       AND
                                 BELLA ROSE, LLC

                          COMBINED FINANCIAL STATEMENTS

                            AS OF SEPTEMBER 30, 2005
                                       AND
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

TABLE OF CONTENTS


                                                                        PAGE NO.
                                                                        --------


FINANCIAL STATEMENTS:

   Unaudited Combined Balance Sheet as of September 30, 2005..........         1

   Unaudited Combined Statements of Operations for the Nine Months
   Ended September 30, 2005 and 2004..................................         2

   Unaudited Combined Statement of Changes in Stockholders' Equity
   and Members' Deficit for the Period from January 1, 2004
   Through September 30, 2005.........................................         3

   Unaudited Combined Statements of Cash Flows for the Nine Months
   Ended September 30, 2005 and 2004..................................         4

   Notes to Unaudited Combined Financial Statements ..................      5-16

                          VERSATILE ENTERTAINMENT, INC.
                                       AND
                                 BELLA ROSE, LLC

                             COMBINED BALANCE SHEET
                                   (UNAUDITED)

                               SEPTEMBER 30, 2005


                               Assets
Current Assets:
   Cash and cash equivalents ....................................   $     1,544
   Due from factor ..............................................       109,575
   Trade accounts receivable ....................................         1,183
   Inventories ..................................................       523,764
   Prepaid expenses and other current assets ....................         3,700
   Deferred tax asset ...........................................        12,800
                                                                    -----------
     Total current assets .......................................       652,566

Property and equipment, net of accumulated depreciation .........       102,645
Trademarks ......................................................        39,800
                                                                    -----------
Total Assets ....................................................   $   795,011
                                                                    ===========

    Liabilities and Stockholders' Equity and Members' Deficit
Current Liabilities:
   Accounts payable and accrued expenses ........................   $   845,846
   Income taxes payable .........................................        98,200
   Note payable to related party ................................        75,000
                                                                    -----------
     Total current liabilities ..................................     1,019,046

   Deferred tax liability .......................................        21,000
                                                                    -----------
     Total liabilities ..........................................     1,040,046

Stockholders' Equity and Members' Deficit:
   Common stock, no par value, 100 shares authorized;
     90 shares issued and outstanding at September 30, 2005 .....       301,000
   Accumulated deficit ..........................................      (150,554)
   Members' deficit .............................................      (395,481)
                                                                    -----------
Total stockholders' equity and members' deficit .................      (245,035)
                                                                    -----------
Total Liabilities and Stockholders' Equity and Members' Deficit .   $   795,011
                                                                    ===========


            See notes to accompanying combined financial statements.

                          VERSATILE ENTERTAINMENT, INC.
                                       AND
                                 BELLA ROSE, LLC

                        COMBINED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                 Nine Months Ended September 30,
                                                  -----------------------------
                                                      2005              2004
                                                  -----------       -----------

Net sales ..................................      $ 2,934,175       $      --
Cost of goods sold .........................        1,678,389              --
                                                  -----------       -----------
     Gross profit ..........................        1,255,786              --

Selling expenses ...........................          600,162            23,663
General and administrative expenses ........          778,910           106,961
                                                  -----------       -----------
     Total operating expenses ..............        1,379,072           130,624

Loss from operations .......................         (123,286)         (130,624)

Interest expense ...........................           24,626              --
                                                  -----------       -----------

Loss before income taxes ...................         (147,912)         (130,624)
Provision for income taxes .................          108,000               800
                                                  -----------       -----------
     Net loss ..............................      $  (255,912)      $  (131,424)
                                                  ===========       ===========


            See notes to accompanying combined financial statements.

                          VERSATILE ENTERTAINMENT, INC.
                                       AND
                                 BELLA ROSE, LLC

              COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                              AND MEMBERS' DEFICIT
                                   (UNAUDITED)

                                                                                               Total
                                                             Common Stock                   Stockholders'
                                             Members'   ---------------------  Accumulated    (Deficit)
                                             Deficit      Shares      Amount     Deficit       Equity
                                           ---------    ---------   ---------   ---------    ---------
Balance at January 1, 2004 .............   $    --             45   $   1,000   $ (43,202)   $ (42,202)

Net loss ...............................        --           --          --      (271,921)    (271,921)
                                           ---------    ---------   ---------   ---------    ---------
Balance at December 31, 2004 ...........        --             45       1,000    (315,123)    (314,123)
Stock issued for assumption of debt ....        --             45     300,000        --        300,000
Consulting fees provided in exchange for
  member interest ......................      25,000         --          --          --           --
Net (loss) income for the nine months
  ended September 30, 2005 .............    (420,481)        --          --       164,569      164,569
                                           ---------    ---------   ---------   ---------    ---------
Balance at September 30, 2005 ..........   $(395,481)          90   $ 301,000   $(150,554)   $ 150,446
                                           =========    =========   =========   =========    =========


            See notes to accompanying combined financial statements.

                          VERSATILE ENTERTAINMENT, INC.
                                       AND
                                 BELLA ROSE, LLC

                        COMBINED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                           Nine Months Ended
                                                              September 30,
                                                         ----------------------
                                                            2005         2004
                                                         ---------    ---------
Cash flows from operating activities:
    Net loss .........................................   $(255,912)   $(131,424)
Adjustment to reconcile net loss to net cash provided
 (used) by operating activities:
   Depreciation and amortization .....................      12,026          900
   Deferred taxes ....................................       8,200         --
Changes in operating assets and liabilities:
      Receivables ....................................     (87,779)        --
      Inventories ....................................    (487,007)      (8,640)
      Prepaid expenses and other current assets ......      12,750       (3,700)
      Accounts payable and accrued expenses ..........     739,373       46,628
      Income taxes payable ...........................      98,200         --
                                                         ---------    ---------
Net cash provided (used) by operating activities .....      39,851      (96,236)
                                                         ---------    ---------

Cash flows from investing activities:
    Acquisition of trademarks ........................     (34,757)        (335)
    Acquisition of property and equipment ............     (86,791)     (25,151)
                                                         ---------    ---------
Net cash used by financing activities ................    (121,548)     (25,486)
                                                         ---------    ---------

Cash flows from financing activities:
    Proceeds from loan payable .......................       6,011      168,629
    Proceeds from note payable to related party ......      75,000         --
    Repayment of advances from shareholder ...........        --        (45,352)
                                                         ---------    ---------
Net cash provided by financing activities ............      81,011      123,277
                                                         ---------    ---------

Net (decrease) increase in cash ......................        (686)       1,555
Cash at beginning of period ..........................       2,230          620
                                                         ---------    ---------
Cash at end of period ................................   $   1,544    $   2,175
                                                         =========    =========

Supplemental  disclosures  of cash flow  information:
    Cash paid during the year for:
      Interest .......................................   $ (23,226)   $    --
      Income taxes ...................................   $  (1,600)   $    (800)
    Non-cash financing activity:
      Loan payable converted to common stock .........   $ 300,000    $    --
      Trade payable converted to members' equity .....   $  25,000    $    --


            See notes to accompanying combined financial statements.

                          VERSATILE ENTERTAINMENT, INC.
                                       AND
                                 BELLA ROSE, LLC

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2005
                                       AND
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

ORGANIZATION

         Versatile   Entertainment,   Inc.  ("Versatile")  was  organized  as  a
California corporation under the laws of the State of California on April 21, 2001.

         Bella Rose, LLC. ("Bella Rose") was organized as a California Limited Liability Corporation under the laws of the State of California on May 13, 2005.

         The  accounts of  Versatile  Entertainment,  Inc.  and Bella Rose,  LLC
(collectively the "Company") have been combined for financial statement presentation. Versatile and Bella Rose have common ownership and control. All significant inter-company accounts and transactions have been eliminated in the combination.

NATURE OF OPERATIONS

         Versatile designs, develops, markets and distributes high fashion jeans, knits and other apparel under the brand name "People's Liberation." Versatile currently sells its products to department stores and boutiques and through a distribution arrangements in Japan. Versatile was established in April 2001 and commenced operations of its People's Liberation business in July 2004. Prior to January 1, 2005, Versatile was considered to be a development stage corporation as defined under Statement of Financial Accounting Standards ("SFAS") No. 7. Activities through December 31, 2004 included design, development and marketing of its products. Prior to November 2004, there were no revenues from the sale of products. November and December 2004 revenues were derived from product sales to a limited number of customers.

         Bella Rose designs, develops, markets and distributes high fashion jeans, casual wear and other apparel under the brand name "William Rast." The William Rast clothing line is a joint venture between Bella Rose and Justin Timberlake. Under an apparel brand agreement with an entity owned by Justin Timberlake, Bella Rose has the exclusive rights to manufacture clothing and accessories under the William Rast tradename. Bella Rose was established in May 2005 and commenced operations of its William Rast business in May 2005.

         The Company is headquartered in Los Angeles, California, and maintains two showrooms in New York and Los Angeles.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

REVENUE RECOGNITION

         The Company recognizes revenues in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, and as amended by SAB No. 104. Revenue is recognized when merchandise is shipped to a customer, at which point title transfers to the customer, and when collection is reasonably assured. Customers are not given extended terms or dating or return rights without proper prior authorization. Revenue is recorded net of estimated returns, charge backs and markdowns based upon management's estimates and historical experience.

ADVERTISING

         Advertising costs are expensed as of the first date the advertisements take place. Advertising expenses included in selling expenses approximated $31,000 and $0 for the nine months ended September 30, 2005 and 2004, respectively.

INVENTORIES

         Inventories, consisting of piece goods and trim, work-in-process and finished goods, are stated at the lower of cost (first-in, first -out method) or market.

PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred. Upon retirement or other disposition of property and equipment, applicable cost and accumulated depreciation and amortization are removed from the accounts and any gains or losses are included in results of operations.

         Depreciation   of  property  and   equipment  is  computed   using  the
straight-line method based on estimated useful lives as follows:

          Furniture and fixtures            5 years

          Office equipment                  5 to 7 years

          Machinery and equipment           5 to 7 years

          Leasehold improvements            Term of the lease or the estimated
                                            life of the related improvements,
                                            whichever is shorter.

          Computer Software                 5 years

TRADEMARKS

         Costs incurred related to the Company's trademarks are amortized on a straight-line basis over an estimated useful life of fifteen years.

INCOME TAXES

         Through May 31, 2005, Versatile was a Sub-Chapter S Corporation. The taxes on the income of a Sub-Chapter S Corporation are payable individually by each shareholder. The amount that might be withdrawn by the shareholder in order to pay such taxes will be determined as necessary and distributed from shareholder equity. As a Sub-Chapter S Corporation, Versatile was subject to California minimum tax of $800 or taxed at the rate of 1.5% of net income, whichever was higher. On June 1, 2005, Versatile's Sub-Chapter S status was terminated and Versatile elected to become a C-Corporation for tax purposes.

         Bella Rose is a Limited Liability Corporation. The taxes on the income of a Limited Liability Company are payable individually by each member. The amount that might be withdrawn by the members in order to pay such taxes will be determined as necessary and distributed from members' equity. Bella Rose is subject to California minimum tax of $800 and a fee based on total annual revenue.

         Deferred income taxes are recognized using the asset and liability method by applying income tax rates to cumulative temporary differences based on when and how they are expected to affect the tax return. Deferred tax assets and liabilities are adjusted for income tax rate changes.

IMPAIRMENT OF LONG-LIVED ASSETS AND INTANGIBLES

         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

CONCENTRATION OF CREDIT RISK

         Financial instruments, which potentially expose the Company to concentration of credit risk, consist primarily of cash, trade accounts receivable, and amounts due from factor. Concentration of credit risk with respect to trade accounts receivable and factored receivables at September 30, 2005 is limited due to the number of customers comprising the Company's customer base and their dispersion throughout the United States. The Company and its factor perform on-going credit evaluations of its customers and the Company maintains an allowance for doubtful accounts which, when realized, have been within management's range of expectations. The Company may extend unsecured credit to its customers in the normal course of business.

         The Company's cash balances on deposit with banks are guaranteed by the Federal Deposit Insurance Corporation up to $100,000. The Company may be exposed to risk for the amounts of funds held in one bank in excess of the insurance limit. In assessing the risk, the Company's policy is to maintain cash balances with high quality financial institutions.

         The Company's products are primarily sold to department stores and specialty retail stores. These customers can be significantly affected by changes in economic, competitive or other factors. The Company makes substantial sales to a relatively few, large customers. In order to minimize the risk of loss, the Company assigns the majority of domestic accounts receivable to a factor without recourse. For non-factored receivables, account-monitoring procedures are utilized to minimize the risk of loss. Collateral is generally not required.

ACCOUNTS RECEIVABLE - ALLOWANCE FOR RETURNS, DISCOUNTS AND BAD DEBTS

         The Company evaluates the collectibility of accounts receivable and charge backs (disputes from the customer) based upon a combination of factors. In circumstances where the Company is aware of a specific customer's inability to meet its financial obligations (such as in the case of bankruptcy filings or substantial downgrading by credit sources), a specific reserve for bad debts is taken against amounts due to reduce the net recognized receivable to the amount reasonably expected to be collected. For all other customers, the Company recognizes reserves for bad debts and uncollectible charge backs based on its historical collection experience. If collection experience deteriorates (for example, due to an unexpected material adverse change in a major customer's ability to meet its financial obligations to the Company), the estimates of the recoverability of amounts due could be reduced by a material amount.

SHIPPING AND HANDLING COSTS

         The Company records shipping and handling costs billed to customers as a component of revenue, and shipping and handling costs incurred by the Company for inbound and outbound freight are recorded as a component of cost of sales. Total shipping and handling costs included as component of revenue for the nine months ended September 30, 2005 and 2004 amounted to $21,968 and $0. Total shipping and handling costs included as a component of cost of sales amounted to $79,478 and $0 for the nine months ended September 30, 2005 and 2004.

CLASSIFICATION OF EXPENSES

         COST OF SALES - Cost of good sold includes expenses primarily related to inventory purchases and contract labor, freight and overhead expenses. Overhead expenses primarily consist of warehouse salaries and expenses.

         SELLING  EXPENSE  - Selling  expenses  primarily  include  commissions,
royalties,  tradeshow,  advertising,   marketing,  showroom  and  other  selling
expenses, including travel and entertainment.

         GENERAL AND ADMINISTRATIVE EXPENSES - General and administrative expenses primarily include administrative and officer salaries, employee benefits, professional service fees, consulting, facility expenses, information technology, travel and entertainment, depreciation and amortization, bad debts and other general corporate expenses.

RECENTLY ISSUED ACCOUNTING STANDARD

         In May 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections", a replacement of Accounting Principles Board Opinion No. 20, "Accounting Changes", and Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements" ("SFAS 154"). SFAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, voluntary changes in accounting principles were generally required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period of specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the statement does not change the transition provisions of any existing accounting pronouncements. The Company does not believe adoption of SFAS 154 will have a material effect on its financial position, cash flows or results of operations.


FAIR VALUE OF FINANCIAL INFORMATION

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value. ACCOUNTS RECEIVABLE AND DUE FROM FACTOR: Due to the short-term nature of the receivables, the fair value approximates the carrying value. NOTE PAYABLE: Due to the short-term nature and current market borrowing rates of the loan, the fair value approximates the carrying value.

NOTE 3 - DUE FROM FACTOR

         The Company uses a factor for working capital and credit administration purposes. Under the factoring agreements, the factor purchases a substantial portion of the trade accounts receivable and assumes credit risk with respect to certain accounts.

         The factor agreement provides that the Company can borrow an amount up to 85% of the value of its approved factored customer invoices. The factor commission is 0.8% of the customer invoice amount for terms up to 60 days, plus one quarter of one percent (.25%) for each additional thirty-day term.

         Receivables sold in excess of maximums established by the factor are subject to recourse in the event of nonpayment by the customer. The Company is contingently liable to the factor for merchandise disputes and customer claims on receivables sold to the factor. As of September 30, 2005, factored receivables for which the Company was at risk amounted to approximately $213,000.

         To the extent that the Company draws funds prior to the deemed collection date of the accounts receivable sold to the factor, interest is charged at the factor's prime lending rate plus 1% per annum. Factor advances and ledger debt are collateralized by the non-factored accounts receivable, inventories, general intangibles and the personal guarantee of one of the shareholders of the Company.

         Due from factor is summarized as follows:

         Outstanding receivables ...................         $ 785,142
         Advances ..................................          (655,567)
         Open credits ..............................           (20,000)
                                                             ---------
                                                             $ 109,575
                                                             =========
NOTE 4 - INVENTORIES

         Inventories are summarized as follows:

         Piece goods and trim .......................          $ 73,431
         Work-in process ............................            25,625
         Finished goods .............................           424,708
                                                               --------
                                                               $523,764
                                                               ========


NOTE 5 - PROPERTY AND EQUIPMENT

         Property and equipment is summarized as follows:

         Furniture and fixtures ..........................   $   5,737
         Office equipment ................................      41,820
         Machinery and equipment .........................      26,111
         Computer software ...............................      39,754
         Leasehold improvements ..........................       2,000
                                                             ---------
                                                               115,422
         Less: Accumulated depreciation and amortization .     (12,777)
                                                             ---------
                                                             $ 102,645
                                                             =========

         Depreciation and amortization expense amounted to $11,193 and $900 for the nine months ended September 30, 2005 and 2004, respectively.

NOTE 6 - TRADEMARKS

         Trademarks are summarized as follows:

         Trademarks, at cost .........................        $ 40,640
         Less accumulated amortization ...............            (840)
                                                              --------
                                                              $ 39,800
                                                              ========

         Future annual estimated amortization expense is summarized as follows:

                  YEARS ENDING DECEMBER 31,
                  2005 (3 months remaining)                   $    677
                  2006                                           2,709
                  2007                                           2,709
                  2008                                           2,709
                  2009                                           2,709
                  2010                                           2,709
                  Thereafter                                    25,578
                                                              --------
                                                              $ 39,800
                                                              ========

         Trademark amortization expense amounted to $833 and $0 for the nine months ended September 31, 2005 and 2004, respectively.

NOTE 7- INCOME TAXES

         On June 1, 2005, Versatile's Sub-Chapter S election was terminated and Versatile elected to become a C-Corporation for income tax purposes.

         Deferred income taxes arise principally from temporary differences in the method of depreciating property and equipment for income tax reporting purposes, the use of inventory capitalization requirements for income tax reporting purposes and the year in which California state franchise taxes and certain other expenses are deducted. A valuation account has not been provided for deferred income tax assets as Versatile believes that it is more likely than not that it will realize the future income tax benefits.

         The provision for income taxes consists of the following:


         Federal
           Current provision ........................          $ 79,000
           Deferred provision .......................             4,800
                                                               --------
                                                                 83,800
                                                               --------
         State
           Current provision ........................            20,800
           Deferred provision .......................             3,400
                                                               --------
                                                                 24,200
                                                               --------
                                                               $108,000
                                                               ========

         The difference between the provision for income taxes and the expected income tax provision determined by applying the statutory federal income tax rate to pre-tax accounting income for the nine months ended September 30, 2005 is as follows:

                                             VERSATILE   BELLA ROSE     TOTAL
                                             ---------    ---------   ---------
Income tax provision at statutory
  federal income tax rate ................   $  92,400    $    --     $  92,400
State income taxes, net of federal
  income tax benefit .....................      13,200          800      14,000
S Corp status through May 31, 2005 .......     (16,600)        --       (16,600)
Tax effect of S Corp conversion ..........      10,500         --        10,500
Permanent differences, net ...............       3,600         --         3,600
Other temporary timing differences, net ..       4,100         --         4,100
                                             ---------    ---------   ---------

                                             $ 107,200    $     800   $ 108,000
                                             =========    =========   =========


         The components of Versatile's deferred income tax balances as of September 30, 2005 and June 1, 2005 (the date Versatile became a C-Corporation) are as follows:

                                                         September      June 1,
                                                         30, 2005        2005
                                                         --------      --------
Deferred income tax asset - current:
    Inventories ....................................     $  4,600      $   --
    State taxes ....................................        8,200         1,500
                                                         --------      --------
                                                         $ 12,800      $  1,500
                                                         ========      ========

Deferred income tax liability - non current

    Property and equipment .........................     $(21,000)     $(11,500)
                                                         ========      ========


NOTE 8- NOTE PAYABLE TO RELATED PARTY

         Note payable to a relative of the majority shareholder and member of the Company is unsecured, bears interest at 5% and is due on demand. In the event the Company receives net proceeds in excess of $1 million from the raise of cash or equity, the amounts owed under this note will become due and payable upon receipt of such funds.

NOTE 9 - MEMBERS' EQUITY

         On July 15, 2005, accounts payable resulting from consulting services provided to Bella Rose were converted to a 10% member interest in Bella Rose.

NOTE 10 - APPAREL BRAND AGREEMENT

         Bella Rose has an agreement with William Rast Enterprises, an entity owned by Justin Timberlake. The William Rast clothing line is a joint venture between Bella Rose and Justin Timberlake. Versatile owns the William Rast tradename and under the brand agreement, Bella Rose has the exclusive rights to manufacture clothing and accessories under the William Rast tradename. The agreement provides for the payment to William Rast Enterprises of the greater of 50% of the net profits of the William Rast apparel line or 6% of net sales. The agreement has an indefinite term.

NOTE 11 - RELATED PARTY TRANSACTIONS

         During the nine months ended September 30, 2005, the Company purchased piece goods amounting to $1,500 from Blue Concept, LLC, an entity owned by relatives of one of the shareholders of the Company. These amounts were for the benefit of the Company and are included in cost of sales in the accompanying Statement of Operations for the nine months ended September 30, 2005.

         During the nine months ended September 30, 2005, Versatile received additional advances from Tag-it Pacific, Inc. On May 16, 2005, the outstanding balance due to Tag-it Pacific, Inc. was repaid with borrowings from an unrelated entity. On May 16, 2005, Colin Dyne, CEO of Tag-it Pacific, Inc., assumed Versatile's obligation to the unrelated entity in exchange for the issuance of 45 shares of Versatile's common stock.

         During the nine months ended September 30, 2005 and 2004, Versatile purchased trim products from Tag-it Pacific, Inc., a related entity as of May 16, 2005, amounting to $54,966 and $156, respectively.

         The Company paid $10,000 in consulting fees to a stockholder of the Company during the nine months ended September 30. 2005.

NOTE 12 - LEASES

         The Company leases its office and warehouse space under a lease agreement commencing in October 2005 and expiring in December 2008. The Company also leases its showrooms on a month-to-month basis. Total rent expense for the nine months ended September 30, 2005 and 2004 totaled $29,750 and $8,600, respectively.

         Future annual minimum payments due under the office and warehouse lease are summarized as follows:

                  YEARS ENDING DECEMBER 31,
                  2005 (three months)                        $      -
                  2006                                        281,820
                  2007                                        281,820
                  2008                                        281,820
                                                             --------
                                                             $845,460
                                                             ========


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


NOTE 13 - MAJOR CUSTOMER

         During the nine months ended September 30, 2005, one customer comprised greater than 10% of the Company's sales. Sales to this customer amounted to 16.3% of net sales for the nine months ended September 30, 2005. At September 30, 2005, receivables due from this customer are included in due from factor.

NOTE 14 - MAJOR SUPPLIER

         During the nine months ended September 30, 2005, three suppliers comprised greater than 10% of the Company's purchases. Purchases from these suppliers amounted to 37.9%, 33.2% and 19.1% for the nine months ended September 30, 2005. At September 30, 2005, accounts payable and accrued expenses included $88,867, $131,732 and $116,179 due to these vendors.

NOTE 15 - OFF-BALANCE SHEET RISK AND CONTINGENCIES

         Financial instruments that potentially subject the Company to off-balance sheet risk consist of factored accounts receivable. As described in
Note 3, the Company sells the majority of its trade accounts receivable to a factor and is contingently liable to the factor for merchandise disputes and other customer claims. At September 30, 2005, total factor receivables approximated $785,000.

         The Company may be subject to certain legal proceedings and claims arising in connection with its business. In the opinion of management, there are currently no claims that will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

         In accordance with the bylaws of the Company, officers and directors are indemnified for certain events or occurrences arising as a result of the officer or director's serving in such capacity. The term of the indemnification period is for the lifetime of the officer or director. The maximum potential amount of future payments the Company could be required to make under the indemnification provisions of its bylaws is unlimited. At this time, the Company believes the estimated fair value of the indemnification provisions of its bylaws is minimal and therefore, the Company has not recorded any related liabilities.

         The Company enters into indemnification provisions under its agreements in the normal course of business, typically with suppliers, customers, distributors and landlords. Under these provisions, the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company's activities or, in some cases, as a result of the indemnified party's activities under the agreement. These indemnification provisions often include indemnifications relating to representations made by the Company with regard to intellectual property rights. These indemnification provisions generally survive termination of the underlying agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has not recorded any related liabilities.

OPERATING RESULTS AND MANAGEMENT PLANS

         The Company's combined financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as shown in the accompanying combined financial statements, the Company has sustained substantial losses from operations, negative working capital and a members' deficit.

         The net loss in the current period can be attributed to the significant start up operating expenses incurred by Bella Rose for the period ended September 30, 2005. Bella Rose began shipping its products in October 2005. The operations of Versatile resulted in a profit for the nine months ended September 30, 2005. Management plans to increase production for both companies to meet the current demand for its products. It is management's plan to fund the increase in production through receivable and equity financing (Note 16). Management anticipates this will enable the Company to reach profitable operations in the future.

NOTE 16 - COMMITMENT

         On  September  16,  2005,   Century   Pacific   Financial   Corporation
("Century"), a Delaware corporation, entered into a Letter of Intent to acquire Versatile and Bella Rose.

         Under the transactions contemplated under the Letter of Intent, Century will acquire all of the outstanding capital stock of Versatile and all of the membership interests of Bella Rose. In the exchange, Century will issue shares of its convertible preferred stock ("Preferred Shares") to the stockholders of the Company and the members of Bella Rose (together, the "Existing Holders"). The closing of the exchange transaction is subject to the ability of Versatile and Bella Rose to obtain additional financing from investors.

         Immediately after giving effect to the acquisition and the additional financing, the Existing Holders and the investors participating in the financing will own in the aggregate 95.3% of Century's issued and outstanding shares of common stock on a fully diluted and as-converted basis. At the close of the transaction, it is contemplated that a new board of directors will be designated by the Existing Holders. The current stockholders of Century are expected to own 4.7% of the issued and outstanding common stock after completion of the exchange transaction and financing on a fully diluted and as-converted basis.

         The completion of the acquisition is subject to certain conditions to closing, including but not limited to, the negotiation and execution of a definitive acquisition agreement, the delivery of audited financial statements of Versatile prepared in accordance with generally accepted accounting principles in the United States of America, and required board, stockholder and member approvals.

         The acquisition agreement will provide that Century take the following corporate actions ("Actions") promptly following the closing of the exchange transaction: (a) change the company's name to a name selected by the Existing Holders; (b) approve board of director appointments and (c) a reverse stock split of the company's common stock, on such terms as mutually agreed to by the parties, to permit the company to issue the additional shares of its common stock upon the conversion of the Preferred Shares and to allow the company to have additional shares of authorized and unissued common stock for other corporate purposes. The Preferred Shares will automatically convert without further action of the holder thereof into shares of Century's common stock upon stockholder approval of the Actions. As a condition of closing of the exchange transaction, Keating Reverse Merger Fund, LLC and the Existing Holders will enter into a voting agreement under which each of them agree to vote their shares of capital stock in favor of the Actions following the Closing.

         Subject to the satisfaction of the above conditions and other customary conditions, the acquisition is presently expected to close in the fourth quarter of 2005. However, there can be no assurances that the acquisition will be completed.

         Century is currently a "shell company" with nominal assets and operations whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which Century would acquire a target company with an operating business with the intent of continuing the acquired company's business as a publicly held entity.

         The   acquisition   will  be   accounted   for  as  a  reverse   merger
(recapitalization) with the Company deemed to be the accounting acquirer, and Century deemed to be the legal acquirer.